Exhibit 10.11

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this “Agreement”) is made as of the date of last signature below (the “Effective Date”), by and among T1V, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”).

WHEREAS, the Company issued to the Holder the promissory note(s) set forth on Exhibit A (the “Notes”);

WHEREAS, the Company is contemplating an initial underwritten public offering (the “IPO”) of up to $16.5 million in units consisting of (i) one share of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), and (ii) a five-year warrant exercisable for one share of Class A Common Stock.

WHEREAS, the Holder and the Company desire to convert the outstanding balance of principal and interest on the Notes (the “Loan Balance”) into the number of shares of the Class A Common Stock, at a conversion price equal to the public offering price for the Class A Common Stock in the IPO (such conversion, the “Conversion”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:

1. Conversion of Loan Balance. Effective as of immediately prior to the closing of the IPO (the “Effective Time”), Holder hereby agrees that the Loan Balance shall be converted, without any further action of the parties, into the number of shares of Class A Common Stock equal to: (a) the Loan Balance, divided by (b) the public offering price for the Class A Common Stock in the IPO (the “Conversion Shares”).

2. Termination of Debt Agreements. The Company and Holder agree (a) that in connection with the conversion of the Loan Balance as set forth in Section 1 above, as of the Effective Time, the Loan Balance and any other obligations under the Note shall be satisfied in full, cancelled and, of no further force and effect, and (b) the Note will be terminated. The Holder hereby waives the requirement that any fractional shares be issued to the Holder.

3. Representations and Warranties of Holder. Holder represents and warrants to the Company as of the Effective Date and as of the Effective Time that: (a) Holder is the sole and record beneficial owner of the Note, free and clear of all liens, pledges, encumbrances, restrictions, options and claims of any kind; (b) this Agreement constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms; (c) the Conversion Shares will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same; (d) Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Conversion Shares; (e) Holder is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares; (f) Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”); and (g) Holder understands that the Conversion Shares are characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

4. Representations and Warranties of the Company. The Company represents and warrants to Holder as of Effective Date and as of the Effective Time that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) all corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Conversion Shares pursuant hereto has been taken; and (c) this Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

5. Miscellaneous. This Agreement, together with the other documents referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Holder. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof). This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. At any time and from time to time after the date hereof, each of the undersigned shall execute and deliver such other instruments and take such action as the Company may reasonably determine is necessary to carry out the purpose and intent of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Note Conversion Agreement to be effective as of the Effective Date.

COMPANY:

T1V, Inc.

By:
Name:	Michael Feldman
Title:	CEO

Date:

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IN WITNESS WHEREOF, the Company and the Holder have caused this Note Conversion Agreement to be effective as of the Effective Date.

HOLDER:

If Signing as an Individual:	If Signing on Behalf of an Entity:

Printed Name of Individual	Print Name of Entity

Signature	Signature

Date	Printed Name of Signatory

Title of Signatory

Date

EXHIBIT A

Note(s)

●	[Convertible Promissory Note] in the amount of $[___], dated [___], issued by the Company in favor of the Holder

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